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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-26201 of U.S. HomeCare Corporation on Form S-2 of our report dated March 27, 1997, appearing in the Annual Report on Form 10-K of U.S. HomeCare Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Hartford, Connecticut

August 1, 1997